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Exhibit 10.22.1

AMENDMENT
NO. 1

        This agreement ("Amendment") dated Mar. 25, 1999, is entered into by and between Displaytech, Inc., a corporation organized and existing under the laws of the State of Colorado in the United States of America, with its principal place of business located at 2602 Clover Basin Drive, Longmont, CO 80503 U.S.A. ("DT"), and Miyota Co., Ltd., established and existing under the laws of Japan, with its registered office located at 4107-5 Miyota-machi, Kitasaku-gun, Nagano-ken, 389-0294 Japan ("MYT" along with DT a "Party", and together the "Parties"). This Amendment amends that certain Manufacturing Agreement dated December 10, 1999 entered into by the Parties as follows:

1.
Third "Whereas" Clause.    Page 1, lines 4 and 5. The phrase "... which performance of MYT manufacturing services is for, upon the order of or on behalf of DT..," is changed to "... which performance of MYT manufacturing services is for or upon the order of DT.... "

2.
Section 2.1.    Page 3, lines 1 and 2. The phrase "...MYT will manufacture Products for, upon the order of or on behalf of DT..," is changed to "... MYT will manufacture Products for or upon the order of DT.... "

3.
Section 2.4.    Page 3, line 2. The word "development" is deleted and replaced with the word "design".

4.
Section 2.6.    Page 4, line 2. The words "on behalf of" are deleted.

5.
Section 3.4.    Page 5, line 4. The words "or on behalf of" are deleted.

6.
Section 6.8.    Page 11. Section 6.8 is deleted in its entirety and replaced with the following section:

6.8
Shipment Terms, Title and Risk of Loss.    Finished Products delivered outside Japan shall be shipped from MYT's Nagano plant FOB destination. Payment of the price for the Finished Products shall be as provided in Section 7.2 hereof. Shipment of Finished Products sold and delivered inside Japan will be FOB Nagano, and title and risk of loss shall pass to DT when MYT delivers the Finished Products to a carrier for shipment in Japan to DT or its designated customer.

7.
Section 11.3.    Page 14, lines 3. The words "or on behalf" are deleted.

8.
Section 13.1.2.    Page 16, line 4. The words "on behalf of DT" are deleted.

Except as modified hereby, the Agreement shall remain in full force and effect. The Parties agree that the changes set forth in this Amendment will be implemented by replacing the affected pages in the Agreement with new pages that incorporate the changes.

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

MIYOTA CO., LTD.		DISPLAYTECH, INC.
By:	/s/ YORITAKE OYA	By:	/s/ HAVILAND WRIGHT
Name:	Yoritake Oya	Name:	Haviland Wright
Title:	Managing Director	Title:	C.E.O.

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AMENDMENT NO. 1